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                                                                  Exhibit 4.13.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENT(S)  TO EXHIBIT 4.13
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Participation Agreement (T2), dated as of August 17, 2000, by and among Midwest
Generation, LLC, Joliet Trust II, Wilmington Trust Company, as Owner Trustee, Joliet Generation II, LLC, Edison Mission Energy, United States Trust Company of New York, as Lease Indenture Trustee, and United States Trust Company of New York, as Pass Through Trustees.

                  This Participation Agreement differs from Exhibit 4.13 in the follow ing respects:

                  In the Appendix A, in the definition of "Equity Investment," "$48,101,200" is replaced by "$29,058,800."

         In the definition of "Equity Investor," "PSEGR Midwest, LLC, a Delaware limited liability company" is replaced by Associates Capital Investment, L.L.C., a Delaware limited liability company.

         In the definitions of "Facility Lease," "Facility Site Lease," "Facility Site Sublease," "Lease Indenture," "Memorandum of the Facility Lease," "Memorandum of the Facility Site Lease," "Memorandum of the Facility Site Sub lease," "Trust Agreement," "Tax Indemnity Agreement" and "Participation Agreement," "(T1)" is replaced by "(T2)"

         In the definition of "Lease Indenture Trustee's Account," "account No. 049 66100" is replaced by "account No. 049 66200" and "I" is replaced by "II"

         In the definition of "OP Guarantor," "PSEG Resources Inc." is replaced by "Associates Corporation of North America."

         In the definitions of "OP LLC Agreement," "Trust Agreement," "Owner Participant" and "Owner Lessor," "I" is replaced by "II."

         In the definitions of "Other Owner Lessor" and "Other Owner Participants," "II" is replaced by "I."

         In the definitions of "Shared Facilities Agreement No. 1 (Joliet Trust
         I)" and "Shared Facilities Agreement No. 2 (Joliet Trust I)," "Owner Lessor" is replaced by "Joliet Trust I."



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         In the definitions of "Shared Facilities Agreement No. 1 (Joliet Trust
         II)" and "Shared Facilities Agreement No. 2 (Joliet Trust II)," "Joliet Trust II" is replaced by "Owner Lessor."

         In the definitions of "Owner Lessor's Leasehold Title Policy" and "Title Policies," "No. 1368456-1" is replaced by "No. 1368456-2" and "63.6%" is replaced by "36.4%."

         In the definitions of "Owner Lessor's Percentage" and "Undivided Interest Percentage," "63.6%" is replaced by "36.4%."

         "And (iii) monthly weighted average return on assets" has been added to the definition of "Owner Participant's Expected Return."

         The following definitions have been added:

         "'Revenue Procedure' shall mean any revenue procedure issued by the Depart ment of Treasury."

         "'Revenue Rulings' shall mean any revenue ruling issued by the Department of Treasury."




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